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                                                                  EXHIBIT 99
                                                                  ----------

                        UNITED SECURITY BANCSHARES, INC.
                              131 West Front Street
                               Post Office Box 249
                           Thomasville, Alabama 36784
                             Telephone 334-636-5424

                                 March 21, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re: United Security Bancshares, Inc. Annual Report on Form 10-K for the
         Year Ended December 31, 2001; Confirmation of Receipt of Assurances from Arthur Andersen LLP

Ladies and Gentlemen:

         This Letter is written pursuant to Temporary Note 3T to Article 3 of Regulation S-X.

         United Security Bancshares, Inc. ("Bancshares") has received a representation letter from Arthur Andersen LLP ("Andersen") stating that the audit of the consolidated financial statements of Bancshares and subsidiaries as of December 31, 2001 and for the year then ended was subject to Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards and that there was appropriate continuity of Andersen personnel working on the audit and availability of national office consultation. We do not have foreign affiliates, so the assurance from Andersen as to foreign affiliates is not relevant.

                                    Very truly yours,

                                    UNITED SECURITY BANCSHARES, INC.

                                    By: /s/ Larry M. Sellers
                                       ---------------------------------------
                                            Larry M. Sellers

                                    Its: Vice President, Secretary and Treasurer